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                          EXHIBIT INDEX



Exhibit No.         Description                          Page
-----------         -----------                          ----

   A         Names, positions, corporate affiliations    Filed
             and business addresses of individuals who   herewith
             may act during 1999, 2000, and 2001 in
             matters included within the exemption
             provided by paragraph (b) of Rule 71

   B         Compensation received during the current    Filed
             year and estimated to be received over the herewith next two calendar years and total amount of routine expenses charged to client in 1998